                                                              Exhibit (a)(1)(ii)

                              LETTER OF TRANSMITTAL

                                INTERLIANT, INC.

                                OFFER TO EXCHANGE

            CASH, WARRANTS AND 10% CONVERTIBLE SENIOR NOTES DUE 2006

           PURSUANT TO THE OFFERING CIRCULAR, DATED NOVEMBER 9, 2001,

                                 FOR OUTSTANDING

                   7% CONVERTIBLE SUBORDINATED NOTES DUE 2005

--------------------------------------------------------------------------------
       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 12, 2001, UNLESS THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE
   WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                  The Exchange Agent for the Exchange Offer is:
                            THE CHASE MANHATTAN BANK

By Regular or Certified Mail:     Facsimile:      By Overnight Couriers or Hand:
                               (Eligible Guarantor
                               Institutions Only)
   THE CHASE MANHATTAN BANK      (212) 638-7380       THE CHASE MANHATTAN BANK
    Money Market Operations                            Money Market Operations
   55 Water Street, Room 234                          55 Water Street, Room 234
        North Building                                     North Building
   New York, New York 10041                           New York, New York 10041
    Attention: Victor Matis                            Attention: Victor Matis

                         To Confirm by Telephone or for
                                Information Call:
                                 (212) 638-0459

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THOSE LISTED ABOVE, OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH
    ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF YOUR SUBORDINATED NOTES.

     By signing this Letter of Transmittal, you hereby acknowledge that you have received and reviewed the Offering Circular, dated November 9, 2001 (the "Offering Circular"), of Interliant, Inc. ("Interliant") and this Letter of
 -----------------                          ----------
Transmittal. The Offering Circular, together with this Letter of Transmittal, constitutes Interliant's offer to exchange (the "Exchange Offer") $70 in cash,
                                                 --------------
warrants to purchase 67.50 shares of common stock, par value $.01 per share, of Interliant (the "Warrants") and $270 principal amount of 10% Convertible Senior
                 --------
Notes due 2006 of Interliant (the "Senior Notes") for each $1,000 principal
                                   ------------
amount of Interliant's issued and outstanding 7% Convertible Subordinated Notes due 2005 (the "Subordinated Notes"), up to a maximum of $38,072,000 principal
               ------------------
amount, or approximately 23% of the Subordinated Notes. This Exchange Offer is being extended to all holders of the outstanding Subordinated Notes. Interliant has entered into a "Recapitalization and Exchange Agreement" with the holders of
                    ---------------------------------------
approximately $126.8 million principal amount, or approximately 77%, of the Subordinated Notes to exchange those notes for the same consideration offered in the Exchange Offer.

     If you decide to tender your Subordinated Notes, and we accept the Subordinated Notes, this will constitute a binding agreement between you and Interliant, subject to the terms and conditions set forth in the Offering Circular and this Letter of Transmittal. Unless you comply with the procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures", you must do one of the following on or prior to the expiration of the Exchange Offer to participate in the Exchange Offer:

     . tender your Subordinated Notes by sending the certificates for your Subordinated Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by this Letter of Transmittal to the Exchange Agent at one of the addresses listed above; or

     . tender your Subordinated Notes by using the book-entry transfer procedures described in the Offering Circular under the caption "The Exchange Offer - Book-Entry Transfer," and transmitting this Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined below) instead of this Letter of Transmittal to the Exchange Agent.

     In order for a book-entry transfer to constitute a valid tender of your Subordinated Notes in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of your Subordinated Notes into the Exchange Agent's account at The Depository Trust Company prior to the expiration of the Exchange Offer. The term "Agent's Message" means a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from you that you have received and have agreed to be bound by the terms of this Letter of Transmittal. If you use this procedure, we may enforce the Letter of Transmittal against you.

     DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY'S BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If you are a holder of Subordinated Notes and wish to tender your Subordinated Notes in the Exchange Offer, but (1) your certificates for Subordinated Notes are not immediately available, (2) time will not permit your certificates for Subordinated Notes or other required documents to reach the Exchange Agent before the expiration of the Exchange Offer, or (3) the procedure for book-entry transfer cannot be completed prior to the expiration of the Exchange Offer, you may tender the Subordinated Notes by following the procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures."

     Only registered holders of the Subordinated Notes (the "Registered
                                                             ----------
Holders") - which term, for purposes of this Letter of Transmittal, includes any
-------
participant in the Depository Trust Company's system whose name appears on a security position listing as the owner of the Subordinated Notes - are entitled to tender their Subordinated Notes for exchange in the Exchange Offer. If you are a beneficial owner whose Subordinated Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Subordinated Notes in the Exchange Offer, you should promptly contact the person in whose name the Subordinated Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing this Letter of Transmittal and delivering the certificates for your Subordinated Notes, you must either make appropriate arrangements to register ownership of the Subordinated Notes in your name or obtain a properly completed bond power from the person in whose name the Subordinated Notes are registered.

 YOU MUST COMPLETE THIS LETTER OF TRANSMITTAL IF YOU ARE A REGISTERED HOLDER OF
   SUBORDINATED NOTES - WHICH INCLUDES ANY PARTICIPANT IN THE DEPOSITORY TRUST COMPANY'S SYSTEM WHOSE NAME APPEARS ON A SECURITY POSITION LISTING AS THE OWNER
 OF THE SUBORDINATED NOTES - AND EITHER (1) YOU WISH TO TENDER THE CERTIFICATES
  REPRESENTING YOUR SUBORDINATED NOTES TO THE EXCHANGE AGENT TOGETHER WITH THIS
   LETTER OF TRANSMITTAL OR (2) YOU WISH TO TENDER YOUR SUBORDINATED NOTES BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT THE DEPOSITORY TRUST
COMPANY AND YOU ELECT TO SUBMIT THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT
                         INSTEAD OF AN AGENT'S MESSAGE.

     In order to properly complete this Letter of Transmittal, you must: (1) complete the box entitled "Description of Subordinated Notes Tendered," (2) if appropriate, check and complete the boxes relating to book-entry transfer and guaranteed delivery and the boxes entitled "Special Payment/Issuance Instructions" and/or "Special Delivery Instructions," (3) sign this Letter of Transmittal by completing the box entitled "Sign Here" and

(4) complete the box entitled "Substitute Form W-9." By completing the box entitled "Description of Subordinated Notes Tendered" and signing below, you will have tendered your Subordinated Notes for exchange on the terms and conditions described in the Offering Circular and this Letter of Transmittal. You should read the detailed instructions at the end of this document before completing this Letter of Transmittal.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

--------------------------------------------------------------------------------
  BOX BELOW TO BE COMPLETED BY ALL TENDERING HOLDERS OF THE SUBORDINATED NOTES

                   DESCRIPTION OF SUBORDINATED NOTES TENDERED

         1                              2                          3
 NAME AND ADDRESS OF        CERTIFICATE NUMBER(S)*      PRINCIPAL AMOUNT OF
  REGISTERED HOLDER                                     SUBORDINATED NOTE(S)
                                                            TENDERED **

                           ________________________   ________________________

                           ________________________   ________________________

                           ________________________   ________________________

       TOTAL:              ________________________   ________________________


*    Need not be completed by holders who tender by book-entry transfer.

** Subordinated Notes tendered by this Letter of Transmittal must be in denominations of $1,000 principal amount and any integral multiple thereof. Unless otherwise indicated in column 3, a holder will be deemed to have tendered ALL of the Subordinated Notes represented by the certificate(s) listed in column 2. (See Instruction 4).

--------------------------------------------------------------------------------

                     BOXES BELOW TO BE CHECKED AS APPLICABLE

[_] CHECK HERE IF THE CERTIFICATE(S) REPRESENTING YOUR SUBORDINATED NOTES IS BEING TENDERED WITH THIS LETTER OF TRANSMITTAL.

[_] CHECK HERE IF THE CERTIFICATE(S) REPRESENTING YOUR SUBORDINATED NOTES HAS BEEN LOST, DESTROYED OR STOLEN AND YOU REQUIRE ASSISTANCE IN OBTAINING A NEW CERTIFICATE(S).

     Certificate Number(s) ___________________________________________________

     Principal Amount(s) Represented _________________________________________

     You must contact the Exchange Agent to obtain instructions for replacing lost, destroyed or stolen certificate(s) representing Subordinated Notes. (See Instruction 12)

           SPECIAL PAYMENT/ISSUANCE INSTRUCTIONS                          SPECIAL DELIVERY INSTRUCTIONS
               (SEE INSTRUCTIONS 1, 5 AND 6)                              (SEE INSTRUCTIONS 1, 5 AND 6)
TO BE COMPLETED ONLY IF CHECKS CONSTITUTING CASH PAYMENTS,   TO BE COMPLETED ONLY IF CHECKS CONSTITUTING CASH
SENIOR NOTES AND WARRANTS TO BE ISSUED, OR SUBORDINATED      PAYMENTS, SENIOR NOTES AND WARRANTS TO BE ISSUED, OR
NOTES NOT TENDERED IN THE EXCHANGE SHOULD BE REGISTERED IN   SUBORDINATED NOTES NOT TENDERED IN THE EXCHANGE SHOULD
THE NAME OF, OR PAID TO, SOMEONE OTHER THAN THE REGISTERED   BE DELIVERED TO, REGISTERED IN THE NAME OF, OR PAID TO,
HOLDER OF THE SUBORDINATED NOTES WHOSE NAME(S) APPEAR        SOMEONE OTHER THAN THE REGISTERED HOLDER OF THE
BELOW:                                                       SUBORDINATED NOTES WHOSE NAME(S) APPEAR BELOW OR TO THE
                                                             REGISTERED HOLDER AT AN ADDRESS OTHER THAN THAT SHOWN
                                                             BELOW:

[_]     Check, Senior Notes and Warrants to:                 [_]        Check, Senior Notes and Warrants to:

[_]     Subordinated Notes to: (PLEASE PRINT)                [_]        Subordinated Notes to: (PLEASE PRINT)

Name:      __________________________________                Name:      __________________________________

Address:   __________________________________                Address:   __________________________________

           __________________________________                           __________________________________

           __________________________________                           __________________________________

Telephone: __________________________________                Telephone: __________________________________

Tax Identification or Social Security Number. (See           Tax Identification or Social Security Number. (See
instruction 9).                                              instruction 9).
_____________________________________________                _____________________________________________


[_] CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED SUBORDINATED NOTES ARE BEING DELIVERED UNDER A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE
     FOLLOWING:

     Name(s) of Registered Holder(s) ________________________________________

     Window Ticket Number (if any) __________________________________________

     Date of Execution of Notice of Guaranteed Delivery _____________________

     Name of Institution Which Guaranteed Delivery __________________________

         If delivered by Book-Entry Transfer, complete the following:

     Name of Tendering Institution __________________________________________

     Account Number _________________________________________________________

     Transaction Code Number ________________________________________________

--------------------------------------------------------------------------------
             BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY

[_] CHECK HERE IF TENDERED SUBORDINATED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution ___________________________________________

     Account Number __________________________________________________________

     Transaction Code Number _________________________________________________

[_] CHECK HERE IF TENDERED SUBORDINATED NOTES NOT TO BE TENDERED OR NOT EXCHANGED ARE TO BE RETURNED BY CREDITING THE DEPOSITORY TRUST COMPANY ACCOUNT NUMBER INDICATED ABOVE.

--------------------------------------------------------------------------------

Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the Exchange Offer, as described in the Offering Circular and this Letter of Transmittal, I hereby tender to Interliant, Inc. the aggregate principal amount of the Subordinated Notes described above in the box entitled "Description of Subordinated Notes Tendered" in exchange for $70 in cash, Warrants to purchase 67.50 shares of common stock, par value $0.01, of Interliant and $270 principal amount of Senior Notes for each $1,000 principal amount of Subordinated Notes tendered for exchange.

     Subject to and effective upon the acceptance for exchange of all or any portion of the Subordinated Notes tendered by this Letter of Transmittal in accordance with the terms and conditions of the Exchange Offer - including, if the Exchange Offer is extended or amended, the terms and conditions of any extension or amendment - I hereby sell, assign and transfer to, or upon the order of, Interliant all right, title and interest in and to the Subordinated Notes tendered by this Letter of Transmittal. I hereby irrevocably constitute and appoint the Exchange Agent as my agent and attorney-in-fact - with full knowledge that the Exchange Agent is also acting as the agent of Interliant in connection with the Exchange Offer - with respect to the tendered Subordinated Notes, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver certificates for the tendered Subordinated Notes to Interliant together with all accompanying evidences of transfer and authenticity to, or upon the order of, Interliant, upon receipt by the Exchange Agent, as my agent, of the cash, Warrants and Senior Notes to be paid or issued in exchange for the tendered Subordinated Notes, (2) present certificates for the tendered Subordinated Notes for transfer, and to transfer the tendered Subordinated Notes on the books of Interliant, and (3) receive for the account of Interliant all benefits and otherwise exercise all rights of ownership of the tendered Subordinated Notes, all in accordance with the terms and conditions of the Exchange Offer.

     I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the Subordinated Notes tendered by this Letter of Transmittal and that, when the tendered Subordinated Notes are accepted for exchange, Interliant will acquire good, marketable and unencumbered title to the tendered Subordinated Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered Subordinated Notes are not subject to any adverse claims or proxies. I will, upon request, execute and deliver any additional documents deemed by Interliant or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Subordinated Notes tendered by this Letter of Transmittal. I have read and I agree to all of the terms of the Exchange Offer.

     The name(s) and address(es) of the Registered Holder(s) - which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company's system whose name appears on a security position listing as the holder of the Subordinated Notes tendered by this Letter of Transmittal - are printed above as they appear on the certificate(s) representing the Subordinated Notes. The certificate number(s) and the Subordinated Notes that I wish to tender are indicated in the appropriate boxes above.

     Unless I have otherwise indicated by completing the box entitled "Special Payment/Issuance Instructions" above, I hereby direct that cash to be paid and the Warrants and Senior Notes be issued in the name(s) of the undersigned or, in the case of a book-entry transfer of Subordinated Notes, that the cash, Warrants and Senior Notes be credited to the account indicated above maintained with The Depository Trust Company. Similarly, unless I have otherwise indicated by completing the box entitled "Special Delivery Instructions," I hereby direct that the cash, Warrants and Senior Notes be delivered to the address shown below my signature.

     If I have (1) tendered any Subordinated Notes that are not exchanged in the Exchange Offer for any reason or (2) submitted certificates for more Subordinated Notes than I wish to tender, unless I have otherwise indicated by completing the boxes entitled "Special Payment/Issuance Instructions" or "Special Delivery Instructions," I hereby direct that certificates for any Subordinated Notes that are not tendered or not exchanged should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature or, in the case of a book-entry transfer of Subordinated Notes, that Subordinated Notes that are not tendered or not exchanged be credited to the account indicated above maintained with The Depository Trust Company, in each case, at Interliant's expense, promptly following the expiration or termination of the Exchange Offer.

     I understand that if I decide to tender Subordinated Notes, and Interliant accepts the Subordinated Notes for exchange, this will constitute a binding agreement between me and Interliant, subject to the terms and conditions set forth in the Offering Circular and this Letter of Transmittal.

     I also recognize that, under certain circumstances described in the Offering Circular under the caption "Exchange Offer," Interliant may not be required to accept for exchange any Subordinated Notes tendered by this Letter of Transmittal.

     By tendering Subordinate Notes and executing this Letter of Transmittal, or delivering an Agent's Message instead of this Letter of Transmittal, I hereby waive any and all rights to receive any payments, including, without limitation, interest payments with respect to the Subordinated Notes, and agree that Interliant's obligations to me under the Senior Notes Indenture, the Senior Notes, the registration rights agreement and the warrant agreement described in the Offering Circular supercede and replace in their entirety Interliant's obligations to me under the Subordinated Notes Indenture, the Subordinated Notes and any other documents executed in connection therewith.

     Any Subordinated Note holder who becomes eligible to receive consideration under the terms of this Exchange Offer will receive, for each $1,000 denomination, or any integral multiple thereof, of Subordinated Notes so tendered, (i) Senior Notes issued in $270 principal amount; (ii) Warrants to purchase 67.50 shares of common stock, $0.01 par value, of Interliant, at an exercise price of $0.60 per share and; (iii) $70 in cash (without interest).

     All authority conferred in or agreed to be conferred in this Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the Offering Circular, this tender is irrevocable.

                    PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW

                          (SEE INSTRUCTIONS 2, 5 AND 6)

          SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 2

     This Letter of Transmittal must be signed by (1) the Registered Holder(s) - which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company's system whose name appears on a security position listing as the holder of the Subordinated Notes - exactly as the name(s) of the Registered Holder(s) appear(s) on the certificate(s) for the Subordinated Notes tendered or on the register of holders maintained by Interliant, or (2) by any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted with this Letter of Transmittal - including any opinions of counsel, certifications and other information as may be required by Interliant for the Subordinated Notes to comply with the restrictions on transfer, if any, applicable to the Subordinated Notes. If the signature below is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a similar fiduciary or representative capacity, please set forth the signer's full title. (See Instruction 5).

________________________________________________________________________________
                   SIGNATURE(S) OF SUBORDINATED NOTE HOLDER(S)

DATED ____________________________________________________________________, 2001

NAME(S) ________________________________________________________________________

________________________________________________________________________________
                                 (PLEASE PRINT)

CAPACITY _______________________________________________________________________

ADDRESS ________________________________________________________________________
                                                                  (ZIP CODE)

TAX IDENTIFICATION OR
SOCIAL SECURITY NO. ____________________________________________________________
                               (SEE INSTRUCTION 9)

AREA CODE AND TELEPHONE NO. ____________________________________________________

________________________________________________________________________________
                             SIGNATURE(S) GUARANTEED
                        (SEE INSTRUCTION 2, IF REQUIRED)

ELIGIBLE GUARANTOR INSTITUTION__________________________________________________

OFFICIAL SIGNATURE _____________________________________________________________

DATED: ___________________________________________________________________, 2001

                               SUBSTITUTE FORM W-9
                           DEPARTMENT OF THE TREASURY
                            INTERNAL REVENUE SERVICE

               PAYOR'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER



PAYOR'S NAME:  THE CHASE MANHATTAN BANK

PART 1: TAXPAYER IDENTIFICATION NUMBER ("TIN") -     TIN:_______________________
PLEASE PROVIDE YOUR TIN IN THE SPACE AT RIGHT. IF        (SOCIAL SECURITY NUMBER
YOU HAVE NOT YET RECEIVED YOUR TIN, PLEASE INDICATE            OR EMPLOYER
BY CHECKING THE BOX AT RIGHT AND COMPLETING THE           IDENTIFICATION NUMBER)
CERTIFICATE BELOW.                                            AWAITING TIN [_]

PART 2: BACKUP WITHHOLDING - CHECK THE BOX IF YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING UNDER THE PROVISIONS OF SECTION 340(A)(1)(C) OF THE INTERNAL REVENUE CODE BECAUSE EITHER (1) YOU ARE EXEMPT FROM BACKUP WITHHOLDING, (2) YOU HAVE NOT BEEN NOTIFIED THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (3) THE INTERNAL REVENUE SERVICE HAS NOTIFIED YOU THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING [ ]

PART 3: CERTIFICATION - UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE

SIGNATURE _________________________________________

DATE_________________________________________, 2001



--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, 30.5% of all reportable payments made to me thereafter may be withheld until I provide a number.


__________________________________        ___________________
            Signature                            Date

--------------------------------------------------------------------------------

FORM INSTRUCTIONS: You must not check the box in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, then you may check the box in Part 2 above.

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30.5% OF ANY CASH PAYMENTS. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

--------------------------------------------------------------------------------

   INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES. You must complete this Letter of Transmittal if you are a holder of Subordinated Notes - which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company's system whose name appears on a security position listing as the holder of the Subordinated Notes - and either (1) you wish to tender the certificates representing your Subordinated Notes to the Exchange Agent together with this Letter of Transmittal or (2) you wish to tender your Subordinated Notes by book-entry transfer to the Exchange Agent's account at The Depository Trust Company and you elect to submit this Letter of Transmittal to the Exchange Agent instead of an Agent's Message. In order to constitute a valid tender of your Subordinated Notes, unless you comply with the procedures for Guaranteed Delivery described below, the Exchange Agent must receive the following documents at one of the addresses listed above on or prior to the expiration of the Exchange Offer: (1) certificates for the Subordinated Notes, in proper form for transfer, or Book-Entry Confirmation of transfer of the Subordinated Notes into the Exchange Agent's account at The Depository Trust Company, (2) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, in the case of a Book-Entry Confirmation, an Agent's Message instead of this Letter of Transmittal, and (3) all other documents required by this Letter of Transmittal. Subordinated Notes tendered in the Exchange Offer must be in denominations of $1,000 principal amount and any integral multiple thereof.

     If you are a holder of the Subordinated Notes and wish to tender your Subordinated Notes, but (1) your certificates for Subordinated Notes are not immediately available, (2) time will not permit your certificates for the Subordinated Notes or other required documents to reach the Exchange Agent before the expiration of the Exchange Offer, or (3) the procedure for book-entry transfer cannot be completed prior to the expiration of the Exchange Offer, you may effect a tender if: (1) the tender is made through an Eligible Guarantor Institution (as defined below); (2) prior to the expiration of the Exchange Offer, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form we have provided, setting forth your name and address and the amount of Subordinated Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery; and (3) the Exchange Agent receives within three Nasdaq National Market trading days after the date of execution of the Notice of Guaranteed Delivery: (a) the certificates for all physically tendered Subordinated Notes, in proper form for transfer, or a Book-Entry Confirmation of transfer of the Subordinated Notes into the Exchange Agent's account at The Depository Trust Company, as the case may be, (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, in the case of a Book-Entry Confirmation, an Agent's Message instead of the Letter of Transmittal, and (c) all other documents required by the Letter of Transmittal. The Notice of Guaranteed Delivery may be sent by overnight courier, hand delivery, registered or certified mail or facsimile transmission and must include a guarantee by an Eligible Guarantor Institution in the form set forth in the Notice.

    THE METHOD OF DELIVERY OF CERTIFICATES FOR SUBORDINATED NOTES, LETTERS OF TRANSMITTAL, AGENT'S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR
     ELECTION. IF YOU DELIVER YOUR SUBORDINATED NOTES BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND CERTIFICATES FOR SUBORDINATED NOTES, LETTERS OF TRANSMITTAL, AGENT'S MESSAGES OR OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT AT ONE OF THE ADDRESSES LISTED ABOVE. PLEASE DO NOT SEND THESE DOCUMENTS TO INTERLIANT.

     Interliant will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of this Letter of Transmittal or delivery of an Agent's Message instead of the Letter of Transmittal, waives any right to receive any notice of the acceptance of such tender.

     2. GUARANTEE OF SIGNATURES. No signature guarantee on this Letter of Transmittal is required if:

        (a) this Letter of Transmittal is signed by the Registered Holder - which term, for purposes of this Letter of Transmittal, includes any participant in the Depository Trust Company's system whose name appears on a security position listing as the owner of the Subordinated Notes - of Subordinated Notes tendered with this Letter of Transmittal, unless such holder(s) has completed either the box entitled "Special Payment/Issuance Instructions" or the box entitled "Special Delivery Instructions" above, or

        (b) the Subordinated Notes are tendered for the account of a firm that is an Eligible Guarantor Institution.

     In all other cases, an Eligible Guarantor Institution must guarantee the signature(s) on this Letter of Transmittal. (See Instruction 5). An "Eligible Guarantor Institution" (as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) means:
                                                  ------------

     .  Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

     . Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

     .  Credit unions (as defined in Section 19B(1)(A) of the Federal Reserve
        Act);

     . National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

     . Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

     3. INADEQUATE SPACE. If the space provided in the box captioned "Description of Subordinated Notes Tendered" is inadequate, the certificate number(s) and/or the principal amount of Subordinated Notes and any other required information should be listed on a separate signed schedule which is attached to this Letter of Transmittal.

     4. PARTIAL TENDERS AND WITHDRAWAL RIGHTS. Tenders of Subordinated Notes will be accepted only in denominations of $1,000 principal amount and integral multiples thereof. If you are tendering less than all of the Subordinated Notes evidenced by any certificate you are submitting, please fill in the principal amount of Subordinated Notes which are to be tendered in column 3 ("Principal Amount of Subordinated Notes Tendered") of the box entitled "Description of Subordinated Notes Tendered." In that case, unless you have otherwise indicated by completing the boxes entitled "Special Payment/Issuance Instructions" or "Special Delivery Instructions," new certificate(s) for the remainder of the Subordinated Notes that were evidenced by your old certificate(s) will be sent to the registered holder of the Subordinated Notes, promptly after the expiration of the Exchange Offer. All Subordinated Notes represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Except as otherwise provided in this Letter of Transmittal, tenders of Subordinated Notes may be withdrawn (i) at any time on or prior to the expiration of the Exchange Offer or (ii) from and after January 8, 2002, if we have not accepted the tendered Subordinated Notes for exchange by that date. For a withdrawal pursuant to clause (i) to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the expiration of the Exchange Offer at one of the addresses listed above. Any notice of withdrawal must specify the name of the person who tendered the Subordinated Notes to be withdrawn, identify the Subordinated Notes to be withdrawn, including the principal amount of the Subordinated Notes, and, where certificates for Subordinated Notes have been transmitted, specify the name in which the Subordinated Notes are registered, if different from that of the withdrawing holder. If certificates for Subordinated Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Guarantor Institution unless the holder is an Eligible Guarantor Institution. If Subordinated Notes have been tendered using the procedure for book-entry transfer described in the Offering Circular under the caption "The Exchange Offer - Book-Entry Transfer", any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn Subordinated Notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility - including time of receipt - of these notices will be determined by Interliant. Any such determination will be final and binding. Any Subordinated Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Subordinated Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Registered Holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the Exchange Offer. In the case of Subordinated Notes tendered using the procedure for book-entry transfer described in the Offering Circular under the caption "The Exchange Offer - Book-Entry Transfer," the Subordinated Notes will be credited to the tendering holder's account with The Depository Trust Company. Properly withdrawn Subordinated Notes may be retendered at any time on or prior to the expiration of the Exchange Offer by following one of the procedures described in the Offering Circular under the caption "The Exchange Offer - Procedures for Tendering Subordinated Notes."

     5. SIGNATURES ON LETTER OF TRANSMITTAL, ASSIGNMENTS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the Registered Holder(s) of the Subordinated Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If any of the Subordinated Notes tendered hereby are registered in the name of two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Subordinated Notes are registered in different name(s) on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registered holders.

     When this Letter of Transmittal is signed by the registered holder(s) of the Subordinated Notes listed and transmitted by this Letter of Transmittal, no endorsement(s) of certificate(s) or separate bond power(s) are required unless checks constituting cash payments, Senior Notes and/or Warrants are to be issued in the name of a person other than the Registered Holder(s). Signature(s) on the certificate(s) or bond power(s) must be guaranteed by an Eligible Guarantor Institution.

     If a person or persons other than the Registered Holder(s) of Subordinated Notes signs the Letter of Transmittal, certificates for the Subordinated Notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the Registered Holder(s) that appears on the certificates for the Subordinated Notes and also must be accompanied by any opinions of counsel, certifications and other information as Interliant may require in accordance with the restrictions on transfer, if any, applicable to the Subordinated Notes. Signatures on certificates or bond powers must be guaranteed by an Eligible Guarantor Institution.

     If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign this Letter of Transmittal or any certificates for Subordinated Notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

     6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If checks constituting cash payments, Warrants and Senior Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if checks constituting cash payments, Warrants and Senior Notes are to be delivered to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the boxes entitled "Special Payment/Issuance Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should be completed. Certificates for Subordinated Notes not exchanged will be returned by mail or, if tendered by book-entry transfer, by crediting the account indicated above maintained with The Depository Trust Company. (See Instruction 4).

     7. IRREGULARITIES. All questions as to the validity, form, eligibility - including time of receipt - and acceptance of Subordinated Notes tendered for exchange will be determined by Interliant in its sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of

Subordinated Notes improperly tendered or to not accept any Subordinated Notes, this right is not limited to situations where the acceptance of tender might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any Subordinated Notes either before or after the expiration of the Exchange Offer - including the right to waive the ineligibility of any holder who seeks to tender Subordinated Notes in the Exchange Offer. Our interpretation of the terms and conditions of the Exchange Offer as to any particular Subordinated Notes either before or after the expiration of the Exchange Offer - including the terms and conditions of the Letter of Transmittal and the accompanying instructions - will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Subordinated Notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Subordinated Notes for exchange, nor will we have any liability for failure to give such notification.

     8. QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Exchange Agent at the addresses and telephone number listed on the front of this Letter of Transmittal or to Mellon Investor Services LLC, the Information Agent for the Exchange Offer, at the address and telephone numbers set forth in the Offering Circular. Additional copies of the Offering Circular, this Letter of Transmittal or the Notice of Guaranteed Delivery may be obtained from the Exchange Agent, the Information Agent or from your broker, dealer, commercial bank, trust company or other nominee.

     9. 30.5% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9. Under U.S. Federal income tax law, a holder whose tendered Subordinated Notes are accepted for exchange is required to provide the Exchange Agent with the holder's correct taxpayer identification number (e.g., social security number or employer identification number) (the "TIN") on Substitute Form W-9 above. If the Exchange Agent is not
              ---
provided with the correct TIN, the Internal Revenue Service may subject the holder or other payee to a $50 penalty. In addition, cash payments, if any, to such holders or other payees with respect to Subordinated Notes exchanged in the Exchange Offer may be subject to 30.5% backup withholding.

     The box in Part 3 of the Substitute Form W-9 may be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number above in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent may withhold 30.5% of all payments made prior to the time a properly certified TIN is provided to the Exchange Agent. The Exchange Agent will retain all amounts withheld during the 60-day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with its TIN within 60 days after the date of the Substitute Form W-9, the amounts retained during the 60-day period will be remitted to the holder and no further amounts will be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with its TIN within the 60-day period, amounts withheld will be remitted to the IRS as backup withholding. In addition, 30.5% of all payments made thereafter will be withheld and remitted to the IRS until a correct TIN is provided.

     The holder is required to give the Exchange Agent the TIN of the registered holder of the Subordinated Notes or of the last transferee appearing on the transfers attached to, or endorsed on, the Subordinated Notes. If the Subordinated Notes are registered in more than one name or are not in the name of the actual holder, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

     Certain holders - including, among others, corporations, financial institutions and certain foreign persons - may not be subject to these backup withholding and reporting requirements. These holders should nevertheless complete the Substitute Form W-9 above, and check the box in Part 2 of the Substitute Form W-9, to avoid possible erroneous backup withholding. A foreign person may qualify as an exempt recipient by submitting a properly completed IRS Form W-8, signed under penalties of perjury, attesting to that holder's exempt status. Please consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which holders are exempt from backup withholding.

     Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

     10. CONDITIONS FOR COMPLETION OF EXCHANGE OFFER. The Exchange Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn prior to the expiration of this Exchange Offer at least $13,186,000 principal amount, or 8%, of the outstanding Subordinated Notes. We may not waive this condition without the consent of the holders of our Subordinated Notes who are parties to the Recapitalization and Exchange Agreement, dated October 19, 2001, to which approximately $126.8 million principal amount, or approximately 77%, of the outstanding Subordinated Notes, is subject. Interliant's obligation to complete the Exchange Offer is subject to other conditions described in the Offering Circular under the caption "The Exchange Offer." Notwithstanding any other provision of the Exchange Offer, we are free to terminate the Exchange Offer for any reason, in our sole and absolute discretion, and not to accept any tendered Subordinated Notes for exchange.

     11. NO CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted. All tendering holders of Subordinated Notes, by execution of this Letter of Transmittal, waive any right to receive notice of the acceptance of Subordinated Notes for exchange.

     12. LOST, DESTROYED OR STOLEN CERTIFICATES. If any certificate(s) representing Subordinated Notes have been lost, destroyed or stolen, the holder should check the box above regarding lost, destroyed or stolen certificates and promptly notify the Exchange Agent. The holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificate(s) have been followed.

     13. TRANSFER TAXES. You will not be obligated to pay any transfer taxes in connection with the tender of Subordinated Notes in the Exchange Offer unless you instruct us to make payment to or register Warrants and Senior Notes in the name of, or request that Subordinated Notes not tendered or not accepted in the Exchange Offer be registered in the name of, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this Letter of Transmittal, no certificates for the Warrants or Senior Notes will be issued until such evidence is received by the Exchange Agent.

 IMPORTANT: UNLESS YOU COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED
      ABOVE, THIS LETTER OF TRANSMITTAL (OR A FACSIMILE OF THIS LETTER OF TRANSMITTAL), OR, IN THE CASE OF SUBORDINATED NOTES TENDERED BY BOOK-ENTRY
  TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, AN AGENT'S MESSAGE INSTEAD OF THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION
                             OF THE EXCHANGE OFFER.